THWAPR, INC.

410 S. Rampart Boulevard

Suite 390

Las Vegas, Nevada 89145

March 20, 2012

VIA FEDERAL EXPRESS AND ELECTRONIC MAIL

Re:	Holder of Accounts Payable of Thwapr, Inc.

Dear Sir or Madam:

As you may know, and as disclosed in recent public filings with the Securities and Exchange Commission, Thwapr, Inc. (the "Company") has been experiencing a shortage in working capital and is actively seeking additional debt or equity financing to sustain operations at its current levels. To that end, the Company recently consummated a line of credit and restructuring agreement for an initial $200,000 line of credit over a period of approximately four months (the "Line of Credit"). The funds will be used for general working capital purposes while the Company focuses on operational efficiencies and expanding its patent-pending mobile video sharing technology to a global audience..

In addition, we are currently indebted various person or their affiliated entities including our Line of credit lender and our Chief Financial Officer (collectively, the “Lenders”) for a total of approximately $_________ of cash advances previous made to the Company. All of these loans are either in default or are payable on demand.

In light of our cash deficiencies and to eliminate these defaults, we offered to each of the Lenders (including the lender under our Line of Credit) our 6% convertible promissory notes due June 30, 2013 in an amount equal to the cash loans made and to be made under the Line of Credit (the “New Notes”). The New Notes are convertible into our common stock at a conversion price of $0.015 per share (subject to certain anti-dilution adjustments) and are secured by a lien and security interest on all of our assets. All of the Lenders have accepted the New Notes as of March 20, 2012.

In your capacity, either as a vendor, an employee or a consultant, you have provided products or services to the Company that has enabled us to carry out our operations. We are thankful for your work and patience. As such, you are an unsecured creditor of our Company and we acknowledge our obligation to you. As at the date of this letter, we are obligated to pay to you the amount set forth below in the attached Acceptance Letter (the “Accounts Payable”). In addition, we are obligated pay an aggregate of approximately $________ in additional amounts to other vendors, employees and consultants who have rendered services to the Company (with your Accounts Payable, the “Total Payables”).

We are writing this letter to make you an offer (the “Offer”) in order to resolve and pay our Accounts Payable to you. We propose to pay 80% of the total Accounts Payable owed to you by the issuance of the Company’s 6% promissory note (the “Accounts Payable Note”), which shall be due and payable on March 31, 2013; provided, that such Accounts Payable Note shall be subject to full or partial mandatory prepayment, on a pro rata basis with other holders of similar accounts payable notes, out of the net proceeds of any one or more debt or equity financings obtained by the Company in excess of the initial $1,500,000 of working capital financing. For example, if we raise a total of $2,000,000 of financing (including funds advanced under our Line of Credit), $500,000 would be immediately used to prepay your Accounts Payable Note and other accounts payable notes we may issue to other vendors, employees or consultants. A form of the Account Payable Note is also enclosed for your review.

We shall pay the remaining 20% of the Accounts Payable owed to you by issuing to you restricted shares of our common stock at a value of $0.015 per share (the "Shares"). We shall issue the Shares to you pursuant to Rule 4(2) of the Securities Act of 1933, as amended (the "Act"). Upon resale, the restriction on the Shares will be eligible for removal pursuant to Rule 144 under the Act, assuming all conditions of such Rule have been met.

Our Offer to you is subject to your acceptance of the same by not later than March 31, 2012; after which the Company’s Offer shall be deemed to be withdrawn and of no further force or effect.

New management is working hard towards revitalizing Thwapr, including obtaining additional financing and considering one or more strategic acquisitions to add revenues and cash flow to the Company.

We appreciate your prior support and hope that you will continue to support our growth.

If you desire, we and our legal representatives are available to speak with you at your earliest convenience. If you are amenable to the Offer, please execute and return by email or regular mail a copy of the Acceptance Letter attached hereto. You should email your Acceptance Letter to Barry Hall, our Chief Financial Officer at the above address or email it to Mr. Hall at bh@thwapr.com and email a copy to our legal counsel, Hunter Taubman Weiss LLP at sweiss@htwlaw.com.

Thank you.

Very truly yours,

THWAPR, INC.

By: Ron Singh, President and CEO

cc:	Board of Directors – Thwapr, Inc.

Hunter Taubman Weiss LLP

EXHIBIT A

PROMISSORY NOTE

$_________	March __, 2012

FOR VALUE RECEIVED, THWAPR, INC., a Nevada corporation (the “Maker”), hereby promises to pay to _____________________________ (the “Holder”), the principal sum of ____________________________ ($_______) DOLLARS (the “Principal”).

This promissory note (“Note”) shall bear simple interest on the unpaid Principal at the rate of six percent (6%) per annum. Interest shall accrue and shall be payable together with the Principal amount of this Note.

The entire Principal amount of this Note, together with all interest accrued hereon shall be due and payable on March 31, 2013 (the “Maturity Date”); provided, however, that this Note shall be subject to full or partial mandatory prepayment, on a pro rata basis, together with other similar Accounts Payable Notes issued by Maker in partial payment of Total Payables, out of the net proceeds of any one or more debt or equity financings obtained by Maker in excess of $1,500,000 of working capital financing (including the Line of Credit). As used herein “net proceeds” means gross proceeds received by the Maker, less all commissions, discounts and professional or banking fees associated with such debt or equity financing(s).

This Note is the “Accounts Payable Note” referred to in the letter agreement dated March 20, 2012 between the Maker and the Holder of this Note (the “Agreement”). Unless otherwise defined herein, all capitalized terms, when used in this Note, shall have the same meaning as is set forth in the Agreement.

The Maker may prepay all or any portion of this Note at any time or from time to time without premium or penalty of any kind.

All Principal Installment payments and the interest payment under this Note shall be paid to the Holder either (a) by bank cashiers’ or certified check mailed to Holder’s principal place of business set forth in the Agreement (or such other address as Holder shall designate in writing), or (b) by wire transfer of immediately available funds to a bank account designated by Holder.

The failure of the Maker or the undersigned guarantor of this Note to pay any Principal amount and accrued interest on this Note, when due on the Maturity Date or in connection with a mandatory prepayment, shall constitute an “Event of Default” under this Note. The Maker waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note. If this Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Note or to enforce the provisions of this Note, then the Maker shall pay the costs incurred by the Holder for such collection, enforcement or action, including, but not limited to, attorneys’ fees and disbursements.

This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Maker hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

THE MAKER HEREBY IRREVOCABLY WAIVES ANY RIGHT HE OR IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the undersigned Maker has executed this promissory note the date and year first above written.

THWAPR, INC.:

By:;
Barry Hall, Chief Financial Officer

ACCEPTANCE LETTER

March __, 2012

THWAPR, INC.

410 S. Rampart Boulevard

Suite 390

Las Vegas, Nevada 89145

Gentlemen:

The undersigned hereby acknowledges receipt of your letter of March 20, 2012. As used in this Acceptance Letter, all capitalized terms shall have the same meaning as are defined in the Company’s March 20, 2012 letter.

The undersigned hereby acknowledges that the aggregate amount of the Accounts Payable owed to the under signed is $__________.

The undersigned hereby accepts the Company’s Offer of settlement of the obligations represented by the Accounts Payable and accepts, in full payment of the Accounts Payable, the Company’s Accounts Payable Note in $_________, principal amount representing 80% of the Accounts Payable and ____________ Shares of the Company’s Common Stock at $0.015 per share, representing 20% of such Accounts Payable.

In connection with the acceptance of such Accounts Payable Note and Shares (collectively, the “Securities”), the undersigned hereby acknowledges that:

1.            Other Settlements. The Company has made and will continue to make offers of settlement to other holders of Total Payables. However, the Company is free to negotiate separate terms and conditions of settlement with each individual creditor, and nothing contained in the Offer or the undersigned’s acceptance of the Offer is conditional upon the same or substantially similar offers being offered to or accepted by other creditors holding Total Payables.

2.            Securities Act Representations. .

(a)          Non-Registered Securities. The undersigned acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (the “Act”), are “restricted securities” (within the meaning of the Act) and may not be sold, transferred, hypothecated or assigned in the absence of an effective registration statement under the Act or an opinion of counsel acceptable to the Company that an exemption from the registration requirements of the Act exists or that the Securities are otherwise exempt from such registration requirements..

(b)          General Solicitation. The undersigned is not accepting the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement

(c)          Experience of The undersigned. The undersigned, either alone or together with his or its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The undersigned is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(d)          Access to Information. The undersigned acknowledges that the undersigned has had the opportunity to review the filings of the Company under the Act and the Securities Exchange Act of 1934, as amended (the “SEC Filings”) and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable him or her to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such undersigned or his or its representatives or counsel shall modify, amend or affect such undersigned’s right to rely on the truth, accuracy and completeness of the SEC Filings. The undersigned has sought such accounting, legal and tax advice as he or it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(e)          Independent Investment Decision. The undersigned has independently evaluated the merits of its decision to purchase Securities, and such undersigned confirms that he or it has not relied on the advice of any other undersigned’s business and/or legal counsel in making such decision. The undersigned understands that nothing herein or any other materials presented by or on behalf of the Company to the undersigned in connection with the purchase of the Securities constitutes legal, tax or investment advice. The undersigned has consulted such legal, tax and investment advisors as he or it, in his or its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(f)          Reliance on Exemptions. The undersigned understands that the Securities being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such undersigned’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such undersigned set forth herein in order to determine the availability of such exemptions and the eligibility of such undersigned to acquire the Securities.

(g)          No Governmental Review. The undersigned understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(h)          Residency. The undersigned’s residence (if an individual) or offices in which its investment decision with respect to the Securities was made (if an entity) are located at the address immediately below such undersigned’s name on its signature page hereto.

Name:

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